(d)(24)(ii)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

ING MUTUAL FUNDS

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class
Name of Fund(1)	A	B	C	I	O	R	W
ING Diversified International Fund(2) Term Expires March 1, 2010 Term for Class O Shares and Class W Shares Expires March 1, 2011	0.50%	1.25%	1.25%	0.25%	0.50%	0.75%	0.25%

Total Expense Limit including expenses of the underlying investment companies	1.65%	2.40%	2.40%	1.40%	1.65%	1.90%	1.40%

ING Emerging Markets Equity Fund(5) Term Expires March 1, 2014	1.60%	2.35%	2.35%	1.35%	N/A	1.85%	1.35%

(1)	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)	The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)

Class R Shares of ING Global Bond Fund and ING Global Real Estate fund effective August 4, 2011. The Initial Term for Class R Shares of ING Global Bond Fund and ING Global Real Estate Fund expires March 1, 2012.

(4)

Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund effective August 4, 2011. The Initial Term for Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund expires March 1, 2012.

(5)

The extension of the expense limit term for ING Emerging Markets Equity Fund through March 1, 2014 is effective on July 21, 2012 and is contingent upon shareholder approval of the merger of ING Emerging Countries Fund with and into ING Emerging Markets Equity Fund.

(6)	Class W Shares of ING International Core Fund effective August 7, 2012. The Initial Term for Class W Shares of ING International Core Fund expires March 1, 2014.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class
Name of Fund(1)	A	B	C	I	O	R	W
ING Global Bond Fund(3) Initial Term Expires March 1, 2008 Initial Term for Class O Shares Expires March 1, 2010 Initial Term for Class W Shares Expires March 1, 2011 Initial Term for Class R Shares Expires March 1, 2012	0.90%	1.65%	1.65%	0.61%	0.90%	1.15%	0.65%

ING Global Natural Resources Fund Initial Term Expires March 1, 2011	2.00%	N/A	N/A	1.75%	N/A	N/A	1.75%

ING Global Opportunities Fund (formerly, ING Foreign Fund) Initial Term Expires March 1, 2012	1.50%	2.25%	2.25%	1.15%	N/A	N/A	1.25%

ING Global Real Estate Fund(3) Initial Term Expires March 1, 2007 Initial Term for Class R Shares Expires March 1, 2012	1.75%	2.50%	2.50%	1.50%	1.75%	2.00%	1.50%

(1)	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)	The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)

Class R Shares of ING Global Bond Fund and ING Global Real Estate fund effective August 4, 2011. The Initial Term for Class R Shares of ING Global Bond Fund and ING Global Real Estate Fund expires March 1, 2012.

(4)

Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund effective August 4, 2011. The Initial Term for Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund expires March 1, 2012.

(5)

The extension of the expense limit term for ING Emerging Markets Equity Fund through March 1, 2014 is effective on July 21, 2012 and is contingent upon shareholder approval of the merger of ING Emerging Countries Fund with and into ING Emerging Markets Equity Fund.

(6)	Class W Shares of ING International Core Fund effective August 7, 2012. The Initial Term for Class W Shares of ING International Core Fund expires March 1, 2014.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class
Name of Fund(1)	A	B	C	I	O	R	W
ING Index Plus International Equity Fund(4) Term Expires March 1, 2011 Initial Term for Class W Shares Expires March 1, 2012	1.15%	1.90%	1.90%	0.90%	1.15%	N/A	0.90%

ING International Core Fund(6) Initial Term Expires March 1, 2012 Initial Term for Class W Shares Expires March 1, 2014	N/A	N/A	N/A	0.95%	N/A	N/A	0.95%

ING International Growth Fund Initial Term Expires March 1, 2012	N/A	N/A	N/A	0.99%	N/A	N/A	N/A

ING International Small Cap Fund Initial Term Expires March 1, 2006 Initial Term for Class O Shares Expires March 1, 2010	1.95%	2.60%	2.60%	1.40%	1.85%	N/A	1.60%

(1)	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)	The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)

Class R Shares of ING Global Bond Fund and ING Global Real Estate fund effective August 4, 2011. The Initial Term for Class R Shares of ING Global Bond Fund and ING Global Real Estate Fund expires March 1, 2012.

(4)

Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund effective August 4, 2011. The Initial Term for Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund expires March 1, 2012.

(5)

The extension of the expense limit term for ING Emerging Markets Equity Fund through March 1, 2014 is effective on July 21, 2012 and is contingent upon shareholder approval of the merger of ING Emerging Countries Fund with and into ING Emerging Markets Equity Fund.

(6)	Class W Shares of ING International Core Fund effective August 7, 2012. The Initial Term for Class W Shares of ING International Core Fund expires March 1, 2014.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class
Name of Fund(1)	A	B	C	I	O	R	W
ING International Value Choice Fund Initial Term Expires March 1, 2006 Initial Term for Class W Shares Expires March 1, 2010	1.70%	2.45%	2.45%	1.45%	N/A	N/A	1.45%

ING Russia Fund(4) Initial Term Expires March 1, 2006 Initial Term for Class A and Class I Shares Expires March 1, 2011 Initial Term for Class W Shares Expires March 1, 2012	2.75%	N/A	N/A	2.50%	N/A	N/A	2.50%

/s/ HE
HE

Date Last Amended: August 7, 2012

(1)	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)	The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)

Class R Shares of ING Global Bond Fund and ING Global Real Estate fund effective August 4, 2011. The Initial Term for Class R Shares of ING Global Bond Fund and ING Global Real Estate Fund expires March 1, 2012.

(4)

Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund effective August 4, 2011. The Initial Term for Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund expires March 1, 2012.

(5)

The extension of the expense limit term for ING Emerging Markets Equity Fund through March 1, 2014 is effective on July 21, 2012 and is contingent upon shareholder approval of the merger of ING Emerging Countries Fund with and into ING Emerging Markets Equity Fund.

(6)	Class W Shares of ING International Core Fund effective August 7, 2012. The Initial Term for Class W Shares of ING International Core Fund expires March 1, 2014.